UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2013
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On June 20, 2013, Midway Gold Corp (the “Company”) held its 2013 Annual General and Special Meeting of Shareholders at the officers of Stikeman Elliot LLP located at Suite 1700, Park Place, 666 Burrard Street, Vancouver, British Columbia, at 10:00 a.m. (Vancouver time).  Shareholders representing 166,289,136 shares or 80.7% of the shares authorized to vote (166,289,136) were present in person or by proxy, representing a quorum for the purposes of the Company’s 2013 Annual General and Special Meeting (the “Meeting”).

Number of Directors

At the Meeting, the shareholders approved a resolution to set the number of directors of the Company’s board of directors to seven directors, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Set number of directors of the Company’s board of directors to seven.	132,759,527	206,310	0	1,374,011

Election of Directors

At the Meeting, the shareholders elected the following director nominees to serve on the Company’s board of directors until the Company’s 2014 Annual General and Special Meeting of Shareholders or until their successors are duly elected and qualified, as follows:

Nominee	Votes For (Number)	Votes For (Percent)	Votes Withheld (Number)	Votes Withheld (Percent)
Kenneth A. Brunk	101,162,229	99.84%	539,327	0.53%
Martin M. Hale, Jr.	101,087,920	99.47%	613,636	0.60%
Roger A. Newell	90,557,011	89.04%	11,144,545	10.96%
John W. Sheridan	100,768,988	99.08%	932,568	0.92%
Frank S. Yu	101,258,402	99.56%	443,154	0.44%
Rodney D. Knutson	101,250,898	99.56%	450,658	0.44%
Nathaniel E. Klein	100,857,573	99.17%	843,983	0.83%

Ratification of the Appointment of Auditors

At the Meeting, the shareholders approved a resolution to ratify the appointment of KPMG LLP to serve as the Company’s auditor for the Company’s 2013 fiscal year and to authorize the Company’s board of directors to fix the remuneration to be paid to KPMG LLP, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of the Appointment of Auditors	125,356,369	0	8,983,477	2

Preferred Holder Director Proposal

Pursuant to the side letter agreement (the “Side Letter”) with the holders of the Company’s Series A Preferred Stock, the Company agreed to seek shareholder approval at the Meeting of a resolution to amend the Company’s Articles and Notice of Articles to permit the holders of the Company’s Series A Preferred Stock, voting at a separate class, to nominate and elect a director to the Company’s board of directors.  At the Meeting, the common shareholders approved the resolution, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Approval of a resolution to amend the Company’s Articles and Notice of Articles to permit the holders of the Company’s Series A Preferred Stock, voting as a separate class, to nominate and elect a director to the Company’s board of directors	58,262,234	5,601,483	37,837,838	32,638,293

Preferred Shares Rights Proposal

Under the Side Letter, the Company agreed to seek shareholder approval to amend its Articles and Notice of Articles such that in the event the Company is unable to redeem the Company’s Series A Preferred Stock within two years after the redemption date, the Company will  grant the Series A Preferred Holders the right, voting as a separate class (to the exclusion of the holders of all other securities and classes of common stock), to elect a majority of the Company’s board of directors.  At the Meeting, the common shareholders voted, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of a resolution to amend the Company’s Articles and Notice of Articles to grant the holders of the Company’s Series A Preferred Stock, certain corporate governance and nomination rights in the event the	35,548,443	29,689,285	37,837,838	31,264,282

Company fails to redeem the Series A Preferred Stock upon demand

The resolution to approve the Preferred Shares Rights Proposal, requiring a two-thirds majority vote, was not approved, and under the terms of the Side Letter, the Company will be required to seek shareholder approval for the Preferred Shares Rights Proposal at each subsequent annual or special meeting of the Company’s shareholders until the shareholders approve the Preferred Shares Rights Proposal.

Adoption of Stock and Incentive Plan

At the Meeting, the shareholders approved a resolution to approve the Company’s 2013 Stock and Incentive Plan, as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Company’s 2013 Stock and Incentive Plan	80,463,845	21,237,711	0	32,638,292

Proxies were solicited under the Schedule 14A proxy statement filed with the United States Securities and Exchange Commission on April 29, 2013, as incorporated herein by reference.

Item 7.01 Regulation FD

On June 21, 2013, the Company issued a press release providing the results of its 2013 Annual General and Special Meeting of Shareholders held in Vancouver, British Columbia on June 20, 2013.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits

99.1        Press Release dated June 21, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: June 21, 2013	By:	/s/ Kenneth A. Brunk
Kenneth A. Brunk Chairman, President and CEO

EXHIBIT INDEX

The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release, dated June 21, 2013